UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2016

SURNA INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	27-3911608
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1780 55th St., Suite C Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

(303) 993-5271
Registrant’s telephone number, including area code

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On October 31, 2016, Surna Inc. (the “Company”) began private negotiations with certain holders of certain 10% convertible promissory notes (the “Original Notes”) and warrants (the “Original Warrants” and together with the Original Notes, the “Original Securities”) with a view to amending and converting the Original Notes and amending the terms of the Original Warrants.

The Original Securities were issued as part of a unit (each unit consisted of 250,000 shares of Common Stock, an Original Warrant to purchase 50,000 shares of Common Stock and an Original Note in the principal amount of $50,000) to investors participating in the Company’s private placement financing that completed closings between October 31, 2014 and February 27, 2015. The Original Notes mature and become payable two years from issuance.

The Company is negotiating individually with each holder to: (i) amend the Original Note (each an “Amended Note”) to reduce the conversion price of the Original Note to an amount which is expected to be below the Company’s recent trading price per share and simultaneously cause the conversion of the outstanding amount under such Original Note into shares of Common Stock of the Company (“Conversion Shares”); and (ii) reduce the exercise price of the Original Warrant (each, an “Amended Warrant” and together with an Amended Note, the “Amendments”) to an amount which is expected to be above the Company’s recent trading price per share. In connection with the Amendments, the Company is also negotiating a restriction that would limit the number of Conversion Shares a holder may sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of such shares issuable in connection with the Amendments without the prior written consent of the Company for a period of ninety (90) days after the date of definitive documents are entered into.

The purpose of these negotiations is to encourage the amendment and conversion of the Original Notes by significantly reducing the conversion price and significantly reducing the exercise price of the Original Warrants. The Company believes this will help it to avoid an event of default from occurring under the Original Notes, reduce the amount of indebtedness recorded on its financial statements and improve the Company’s ability to attract new investors in potential future financing transactions. The Company believes that the amendment of the Original Warrants will make it more likely that a holder will exercise their respective Amended Warrant if the Company’s trading price per share exceeds the revised exercise price reflected in the Amended Warrant, which will result in cash proceeds that will assist the Company’s growth plans.

The Company can provide no assurance that any owner of the Original Securities will agree to these amendments. The Company may make different arrangements with different investors. The Company may engage a broker-dealer or financial consultant to assist it in conducting and completing these negotiations.

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Important Information

The information in this Current Report on Form 8-K (this “Current Report”) is for informational purposes only, and the proposed transactions described above shall not constitute an offer to buy, exchange or amend securities or constitute the solicitation of an offer to sell, exchange or amend any of the Company’s securities. The holders of the Original Securities previously represented to the Company that they were accredited investors (as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) in connection with the transactions in which such holders acquired the Original Securities. The Company will not modify a holder’s Original Securities if the Company does not have a reasonable belief that such holder currently is an accredited investor. Additionally, the Company will not modify the Original Securities if the Company determines that a valid securities exemption is not available under the Securities Act. The disclosure contained herein does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as permitted by Rule 135c under the Securities Act.

Forward Looking Statements

This Current Report includes “forward-looking statements.” Forward-looking statements discuss matters that are not historical facts. Examples of forward-looking statements include, but are not limited to: (a) projections of revenues, capital expenditures, growth, prospects, dividends, capital structure and other financial matters; (b) statements of plans and objectives of the Company or its management or the Company’s board of directors; (c) statements of future economic performance; (d) statements of assumptions underlying other statements and statements about the Company and its business relating to the future; and (e) any statements using such words as “anticipate”, “believe”, “estimate”, “could”, “should”, “would”, “seek”, “plan”, “expect”, “may”, “predict”, “project”, “intend”, “potential”, “continue”, or similar expressions. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: uncertainties as to the timing of the transactions; uncertainties as to how many holders will agree to the terms of a transaction; the possibility that various closing conditions for the transactions may not be satisfied or waived; and other risks and the other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the U.S. Securities and Exchange Commission (the “SEC”) and the Company’s other SEC filings. Except as otherwise required by law, the Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report. All forward-looking statements in this Current Report are qualified in their entirety by this cautionary statement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURNA INC.

Date: November 1, 2016	By:	/s/ Trent Doucet
Trent Doucet President and Chief Executive Officer

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